UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 23, 2011
Date of report (Date of earliest event reported)

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

1860 Smithtown Ave., Ronkonkoma, New York 11779
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On May 23, 2011, CVD Equipment Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “Underwriter”).  Pursuant to the Underwriting Agreement, the Company has agreed to sell, and the Underwriter has agreed to purchase, 841,695 shares of the Company’s common stock, par value $0.01 (“Common Stock”).  The Company has also granted to the Underwriter an option to purchase up to 126,255 additional shares of Common Stock, to cover over-allotments, if any.  The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, and indemnification rights and obligations of the parties.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Company, by filing this Current Report on Form 8-K is filing with the Securities and Exchange Commission certain items that are required to be incorporated by reference into its Shelf Registration Statement on Form S-3 (No. 333-172252), filed on February 14, 2011, and the related Prospectus Supplement, filed on May 24, 2011.

Item 8.01                      Other Events.

On May 24, 2011, the Company issued a press release announcing the pricing of a public offering of 841,695 shares of its Common Stock at an offering price of  $10.50 per share (the “Offering”).  The Company has granted the Underwriter a 30-day option to purchase up to 126,255 additional shares to cover over-allotments, if any.  The net proceeds prior to offering expenses of approximately $8.3 million will be used for working capital and other general corporate purposes, including capital expenditures, facilities expansion, acquisitions of complementary products, technologies or businesses and repaying indebtedness we may incur from time to time.   The offering is expected to close on or about May 27, 2011, subject to the satisfaction of customary closing conditions.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on May 24, 2011, the Company filed with the Securities and Exchange Commission a Prospectus Supplement relating to the Offering.  In connection with the Prospectus Supplement, the Company is filing the Legal Opinion of Ruskin Moscou Faltischek P.C., attached hereto as Exhibit 5.1.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits

Exhibits

1.1	Underwriting Agreement by and between CVD Equipment Corporation and ThinkEquity LLC, dated May 23, 2011.

5.1	Opinion of Ruskin Moscou Faltischek P.C.

23.1	Consent of Ruskin Moscou Faltischek P.C. (included in Exhibit 5.1).

99.1	Press Release issued by CVD Equipment Corporation, dated May 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVD EQUIPMENT CORPORATION

Date: May 24, 2011	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President,
Chief Executive Officer and Director (Principal Executive Officer)